Exhibit 5.1

January 13, 2025

Marwynn Holdings, Inc.

12 Chrysler Unit C

Irvine, CA 92618

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We act as counsel to Marwynn Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparing and filing of a registration statement on Form S-1, as may be further amended or supplemented (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to an aggregate of $12,190,000 of shares of common stock, par value $0.001 per share (the “Common Stock”), consisting of: (i) shares of Common Stock (the “Firm Shares”) on a firm commitment basis; (ii) shares of Common Stock (the “Option Shares” and, collectively with the Firm Shares, the “Public Shares”) issuable upon the exercise of an over-allotment option granted to the representative of the underwriters (the “Representative”); and (iii) shares of Common Stock (the “Representative’s Warrant Shares”) issuable upon the excise of Representative’s warrants (the “Representative’s Warrants”) granted to the Representative in connection with the issuance of the Public Shares. The number of Public Shares, Representative’s Warrant Shares, and Representative’s Warrants issuable shall be as described in the Registration Statement.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We express no opinions other than as specifically set forth herein. We are opining solely on as to laws of the state of Nevada and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

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Marwynn Holdings, Inc.

January 13, 2025

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

(i)	the Public Shares, when issued and delivered against payment of the consideration therefor, will be validly issued, fully paid and non-assessable;

(ii)	the Representative’s Warrants, when executed, issued and delivered in conformity with the form filed as the exhibit to the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii)	upon exercise of the Representative Warrants against payment of the exercise price therefor and in accordance with the terms of Representative’s Warrants, the Representative’s Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that at or prior to the time of the delivery of any Public Shares, Representative’s Warrants and Representative’s Warrant Shares (collectively, the “Securities”): (i) the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities; (ii) upon the delivery of the Representative’s Warrants, the Representative’s Warrants will conform to the forms thereof filed as an exhibit to the Registration Statement; and (iii) the due execution, countersignature, authentication, issuance and delivery of the Representative’s Warrants and, as applicable, the related agreements, and appropriate payment of the applicable consideration.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP